HemaCare Board Re-Elected and Gerber Named Chairman

LOS ANGELES, CA -- (Marketwire - May 28, 2009) - HemaCare Corporation (OTCBB: HEMA) announced at its annual meeting of shareholders yesterday, all HemaCare Corporation board members were re-elected by shareholders. Subsequently, the board appointed Steven B. Gerber, M.D. as its Chairman. Dr. Gerber, a member of the HemaCare Board of Directors since 2003, currently chairs the Audit Committee of the Board of Directors.

"I am honored and enthusiastic about my appointment as Chairman, and look forward to working with HemaCare management to achieve our corporate growth objectives," said Gerber, who added, "I also want to acknowledge Jay Steffenhagen, who has served as Chairman since 2002 and Interim CEO in 2007 and 2008. Jay's leadership and operating skills have greatly benefited the Company and its shareholders, and the board and I are very pleased that he will continue as a Director so that HemaCare can benefit from his counsel."

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to "Jay's leadership and operating skills have greatly benefited the Company and its shareholders, and the board and I are very pleased that he will continue as a Director so that HemaCare can benefit from his counsel." Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: costs increasing more rapidly than market prices could reduce profitability; changes in demand for blood products could affect profitability; declining blood donations could affect profitability; changing economic conditions could impact the ability of customers to pay the Company's invoices; operations depend on services of qualified professionals and competition for their services is strong; industry regulations and standards could increase operating costs or result in closure of operations; the discontinuation of the operation of the Company's Florida-based research subsidiary may hinder the Company's ability to generate profits; the decrease in reimbursement rates may affect profitability; not-for-profit status gives advantages to competitors; the potential inability of the Company to meet future capital needs could impact ability to operate; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; potential adverse effect from changes in the healthcare industry, including consolidations, could affect access to customers; limited access to insurance could affect ability to defend against possible claims; future technological developments or alternative treatments could jeopardize the business; the ability to attract, retain and motivate management and other skilled employees; product safety and product liability could provide exposure to claims and litigation; targeted partner blood drives involve higher collection costs; environmental risks could cause the Company to incur substantial costs to maintain compliance; the threat of business interruption due to terrorism and the security measures taken in response to terrorism could adversely impact profitability; business interruption due to earthquakes could adversely impact profitability; the evaluation and consideration of strategic alternatives, and other significant projects, may distract management from reacting appropriately to business challenges and lead to reduced profitability; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; the Articles of Incorporation and Rights Plan could delay or prevent an acquisition or sale of HemaCare; quarterly revenue and operating results may fluctuate in future periods and the Company may fail to meet investor expectations; the Company's stock is traded on the OTC Bulletin Board and therefore is subject to greater market risk than those of exchange-traded stocks since they are less liquid; the Company's stock price could be volatile; future sales of equity securities could dilute the Company's common stock; the lack of dividend payments could impact the price of the Company's common stock; the evaluation of internal control and remediation of potential problems will be costly and time consuming and could expose weaknesses in financial reporting; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com